National Research Council Canada	Conseil national de recherches Canada	Agreement for R&D Collaboration

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THIS AGREEMENT made under the laws in force in the Province of British Columbia, Canada.

BETWEEN:

NATIONAL RESEARCH COUNCIL OF CANADA, whose head office
address is:
                        1200 Montreal Road
                        Ottawa, Ontario K1A OR6

(called "NRC")

through its Institute, whose name and address are:
                        INSTITUTE FOR FUEL CELL INNOVATION
                        4250 Wesbrook Mall
                        Vancouver, British Columbia
                        V6T 1W5

(called "Institute")

AND:

POWER AIR CORPORATION, a corporation established under the
laws of British Columbia, whose address is:
Suite 1410, NRC-IFCI Building
4250 Wesbrook Mall
Vancouver, British Columbia

(called the "Collaborator")

In consideration of the mutual covenants hereunder, the Parties agree as follows:

1.        This Agreement concerns scientific research and development, called the "Project", described as: to develop a cathode containing two layers, a hydrophobic layer and a catalyst-impregnated layer that is compatible with the KOH electrode environment of the Zinc-Air Fuel Cell developed by the Collaborator, as described in the "Statement of Work and Deliverables" that are attached and form part of this Agreement.

2.        The Collaborator chooses to work with NRC because of NRC's unique capabilities, and does not expect NRC to perform work that would be in competition with Canadian firms. The name of NRC, or any reference to NRC, shall not be used in promotional activities of the Collaborator without NRC's prior written consent.

3.        The Parties will contribute to the Project by the performance of work as described in the attached "STATEMENT OF WORK AND DELIVERABLES", or by payments, or both. This Agreement is subject to the terms in the attached "GENERAL CONDITIONS".

4.        The total cost of the Project is estimated to be $1,306,180.00 - one million three hundred and six thousand and one hundred and eighty dollars, which amount includes the following contributions from others not bound by this Agreement: $0.

5.        The Collaborator shall pay to NRC in cash the sum of $256,840.00 - two hundred and fifty six thousand, eight hundred and forty dollars, according to the attached "SCHEDULE OF PAYMENTS". The Collaborator shall also pay applicable taxes. *

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*          Sales Tax (GST or similar): NRC registration number 121 491 807
            Quebec Sales Tax: NRC registration number 1006 178 088

National Research Council Canada	Conseil national de recherches Canada	Agreement for R&D Collaboration

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6.        The Collaborator shall make an in-kind contribution to the Project by performing, at its own cost, work as described in the STATEMENT OF WORK AND DELIVERABLES at an estimated cost of $842,500.00 - eight hundred and forty two thousand and five hundred dollars.

7.        NRC shall make an in-kind contribution to the Project by performing, at its own cost, work described in the STATEMENT OF WORK AND DELIVERABLES at an estimated cost of $206,840.00 - two hundred and six thousand, eight hundred and forty dollars.

8.        This Agreement shall become effective on January 1, 2008 after the Agreement is signed by both Parties and expires on 24 months after that day, except for the following terms and conditions which shall survive the termination or expiration of this Agreement:

(a)       the terms and conditions with respect to Intellectual Property which are found in the attached IP Annex & Licence entitled "Intellectual Property" that forms part of this Agreement; and

(b)        the terms and conditions with respect to EXCLUSION OF CERTAIN LIABILITY, LIMITED WARRANTIES, and DISPUTE RESOLUTION, all of which are found in the attached GENERAL CONDITIONS that form part of this Agreement.

SIGNED by the Collaborator in duplicate at      Vancouver     ,      BC     , Canada
Date: November 2, 2007	POWER AIR CORPORATION Per: "Remy Kozak" Name and title: Remy Kozak, President & CEO

SIGNED by NRC in duplicate at _______________________, ____________________, Canada
Date: November 13, 2007	NATIONAL RESEARCH COUNCIL OF CANADA Per: "Maja Veljkovic" Name and title: Maja Veljkovic

SIGNED by NRC in duplicate at _______________________, ____________________, Canada
Date: November 7, 2007	NATIONAL RESEARCH COUNCIL OF CANADA Per: "Sherif Barakat" Name and title: Dr. Sherif Barakat

National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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NON-NOBLE CATALYST CONTENT AIR CATHODES
FOR ZINC-AIR FUEL CELLS

October 30, 2007

Prepared for:	Power Air Corporation Suite 1410, NRC-IFCI building 4250 Wesbrook Mall, Vancouver, BC, V6T 1W5 Telephone: 604-827-3499

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Notice of Confidentiality for Evaluation of Project

This document contains confidential information of the National Research Council of Canada ("NRC"), disclosed at the request of the organization to whom it is supplied (the "Recipient"). There is commercial value in that information. NRC provides this information without charge to the Recipient, in confidence, for the sole purpose of enabling the Recipient to evaluate NRC's business proposal discussed herein. On acceptance of this information for the purpose of this evaluation, the Recipient undertakes to protect the confidentiality of this information with at least the same degree of care as the Recipient uses to protect their own confidential information.

NRC permits copying and disclosures within the Recipient's organization only to the extent necessary for evaluation NRC's business proposal. Upon request, the Recipient must return the original and all copies of this document, although NRC will permit retention of one copy by the Recipient's legal counsel to enable future determinations of whether certain information is confidential.

WHEREAS the Collaborator chooses to work with NRC because of NRC's unique capabilities; and

WHEREAS, all parties are prepared to allocate sufficient resources in order to perform the project work described herein; and

WHEREAS, the parties recognize that this project possesses technical risks and that the desired results may not be achieved; and

WHEREAS, the parties recognise that NRC is a departmental corporation of the Government of Canada with a statutory mandate under the National Research Council Act, which must preserve its freedom to deal with many organisations and must increase its own useful knowledge for the benefit of all Canadians.

NOW THEREFORE, the parties set out the Statement of Work and Deliverables for this Project, as follows:

1.          PROJECT OBJECTIVES

The overall objectives are:

a.        Develop a cost effective, non-noble catalyst content air cathode that is suitable for use in the Power Air's zinc fuel cell and zinc battery based energy systems.

b.        Further develop the cathode in order to improve the performance and lifetime and to reduce the cost further.

c.        Develop a low-cost process capable for mass production of the cathodes.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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d.        The targets of this collaboration project are: performance > 280mW/cm2, lifetime > 1500 hours and cost < $136/kW for low volume (1m2), < $38/kW for high volume (25,000m2).

By delivering this project, both Power Air Corp. and NRC, as represented by its Institute for Fuel Cell Innovation ("NRC-IFCI") can benefit:

For Collaborator

Power Air wishes to use the cathode recipes and fabrication procedures for their Zinc-air fuel cell single cell/stack designs to make design and performance improvements.

For NRC

NRC-IFCI will be able to further strengthen its core-competency in PEMFC catalysis, especially in non-noble catalyst content cathode development.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

________________________________________________________________________________________________________________________________________

2.          BACKGROUND

NRC is the federal government's principal R&D organization. Over 3000 employees work at close to 20 institutes and centers in various scientific fields such as aerospace, manufacturing, biosciences, information technology and others. NRC Institute for Fuel cell Innovation located in Vancouver concentrates its R&D efforts in fuel cell technology.

NRC-IFCI's research focus is PEM fuel cell, solid oxide fuel cell and hydrogen technology. Its mandate is to serve the fuel cell industry in order to facilitate the technology growth within the Canadian fuel cell cluster. NRC-IFCI's PEMFC researchers have been conducting research in PEMFC non-noble and low Pt content electro-catalysts. The institute has established catalyst synthesis and characterization capabilities. By employing fuel cell testing capability in NRC-IFCI, the corresponding MEA performance can also be validated in a real fuel cell operating environment.

Non-noble catalyst content electrode development has been one of IFCI's most important core competency research areas. By working with Power Air on this project, IFCI will, on one hand, utilize its expertise to help and accelerate the development of key technologies to enable commercialization of Power Air's Zinc-air fuel cell. On the other hand, NRC-IFCI will be able to apply its expertise and experience to gain an insight understanding of the correlation between material component, synthesis method, structure and property of catalyst material, catalyst layer and gas diffusion layer. This will then strengthen NRC-IFCI's core competency in PEMFC catalysis, especially in non-noble catalyst content cathode development, and further demonstrate its capabilities through future project undertakings.

Power Air Corporation (Power Air or PAC) is developing a Zinc Air Fuel Cell powered indoor generator for commercialization. This generator will provide back-up power for users during power failures, for emergency use, for recreational use, and for remote power. As well, the generator can be adapted for use for UPS and Telecom back-up, replacing batteries and generators.

The generator will be powered by a zinc air fuel cell stack, which is composed of several individual zinc air fuel cells combined to form the stack. At the heart of each individual cell is the Air Cathode, where the chemical reaction that produces the power takes place. For commercialization, air cathode technology is one of the key technologies that Power Air must own, due to the following reasons:

1.        Availability -- The Lawrence Livermore National Laboratory, where Power Air's technology came from originally, did its research using the Eltek Air Cathode, and Eltek is no longer in the Air Cathode business. So Power Air has had to search the World for the best Air Cathode for its fuel cells. Currently Power Air has tested Air Cathodes supplied by Power Zinc, Evionyx, and Yardney. If Power Air commercializes using one of the third party supplied Air Cathodes, it is at risk that this supplier could, for any reason, discontinue the supply of Air Cathodes to Power Air, making it impossible to build the end-user product. So, by developing its own Air Cathode, Power Air will eliminate the dependency on third party supplied Air Cathodes.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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2.        Cost -- The Air Cathode is one of the most expensive components of the fuel cell, the fuel cell stack, and the generator. To meet the generator Target Costs of $700 US per kW at commercial volumes, Power Air must concentrate on reducing the cost of the Air Cathode. The current cost is $600 to $1300 per kW. Power Air's target is to reduce the per kW cost of the Air Cathode to $6 to $12 at commercial volumes (>1 million generators) and $136 for research component. By making its own cathode, Power Air will save on OH/Labor/GM & Distribution.

3.        Lifetime -- The Target for lifetime operating hours is 1500 hours for back-up power applications. Currently, none of the tested third party Air Cathodes provides 1500 hours. A few of the third party suppliers claim that they have lifetime operating hours of 1000 hours, however Power Air's testing has shown that only about 100 to 200 hours of lifetime are achievable in Power Air's fuel cells. Through the Air Cathode project, Power Air can develop its own proprietary Air Cathode that will operate for a minimum of 1500 hours, and may exceed this dramatically. If, in fact, the lifetime operating hours are exceeded, this would broaden Power Air's ability to enter other markets such as stationary power, small mobility, and transportation.

4.        Optimization -- Currently the Air Cathode supplied from third party suppliers are optimized for their particular technology and product development efforts. Power Air is the sole owner of the patented continuous feeding patent, and therefore has a different technology and product to optimize for both lifetime and performance requirements. An optimization study will be carried out in this Air Cathode project specifically for Power Air's fuel cell requirements.

5.        Performance -- Currently the third party Air Cathodes can deliver current density of 280mA/cm2 in ideal conditions (i.e., fresh electrolyte in a new cell). In order for Power Air to meet the target cost and size requirements, the Air Cathode project must meet a minimum performance of 280mW/cm2 (or 280mA/cm2 at 1V) in nominal operating conditions.

6.        Repeatability -- The third party supplied Air Cathodes have been shown to be variable in individual performance, and Power Air intends, through this Air Cathode project, to develop an Air Cathode which can be manufactured with consistent and repeatable results.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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3.          BENEFITS

The incentive for a joint cost and risk sharing effort between NRC-IFCI and Power Air are the expected mutual benefits of advancing the technology development for commercialization, and thus enabling the growth of fuel cell industry.

To Collaborator

In order for the ZAFC to reach the commercial stage and become economically viable, it is preferable to have its own cathode technology for developing a cost effective, high performance air diffusion cathode that is suitable for the concentrated KOH environment of the ZAFC.IFCI will utilize its expertise to support the development of technologies for Power Air's Zinc-air fuel cell.

To NRC

This project aligns with IFCI's mandate to serve the fuel cell industry in order to facilitate the technology growth within the Canadian fuel cell cluster. IFCI will utilize its expertise to help and accelerate the development of key technologies to enable commercialization of Power Air's Zinc-air fuel cell. NRC-IFCI will be able to apply its expertise and experience to gain an insight understanding of the correlation between material component, synthesis method, structure and property of catalyst material, catalyst layer and gas diffusion layer. This will strengthen NRC-IFCI's core competency in PEMFC catalysis, especially in non-noble catalyst content cathode development, and further demonstrate its capabilities through future project undertakings.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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4.          WORKPLAN AND SCHEDULE

NRC-IFCI team members:
Dr. Haijiang Wang (Senior Research Officer, project manager)
Dr. Xiaozi (Riny) Yuan (Research Associate, technical leader)

Power Air team members:

Dr. Vladimir Neburchilov (Research Associate, secondment from NRC-IFCI, catalyst development)
New hire 1 (PDF, gas diffusion layer development and characterization) New hire 2 (PDF, cathode fabrication, testing and characterization)
Andy Turnbull (VP Engineering, project director, tech/prod interface)
Greg Roberts (Chemical Engineer, project manager)
Ryan McKay (Lab Technician, cell assembling and testing)

Project Tasks

Phase 1: Development of an air cathode catalyzed by non-noble catalyst (12 months)

As identified in the background part that Power Air has the air cathode supply problem for volume production of their ZAFC generator. Therefore In this phase, an air cathode with non-noble catalyst that functions in alkaline medium for the oxygen reduction reaction will be developed. The air cathode shall contain two layers, a hydrophobic, electric conducting porous layer for gas diffusion (gas diffusion layer), and a catalyst layer for the electrochemical reaction (catalyst layer). The cathode shall function in ZAFC and shall achieve the performance of commercial cathodes. Technical problems like power density, cost and lifetime will be addressed through the following tasks with focus on the air cathode performance in this phase. Cost reduction and lifetime issue will be mainly addressed by phase 2. At the end of this phase, an air cathode technology will be developed to achieve cost < $136/kW and power density > 280mW/cm2.

Task 1.1: Analysis of prior arts. The air cathode for ZAFC has lots of similarities with the air cathodes used in other types of metal/air batteries/fuel cells or alkaline fuel cells. Altogether, there is already lot of knowledge available regarding air cathode in alkaline medium. A complete review and analysis of the prior arts will be conducted at the very beginning of the project, following the general approach usually used for a research project. This will help to narrow the scope of our focus and to build strong understanding of the subject.

A summary of the findings will be documented.

Task 1.2: Benchmark tests and analysis of commercial available cathodes. There are commercial air cathodes available from several companies. In this task, benchmark tests will be carried out with these commercially available cathodes, such as Powerzinc, eVionyx and Electric Fuel cathodes. Based on the test results down-selection of one or two commercial cathodes will be conducted. A baseline performance for the project will be set up based on the performance of the down-selected commercial cathodes. To assist our development work, characterization and analysis of the down-selected commercial cathodes will be carried out to understand the materials used and cathode structures. More importantly, how these cathodes are affected by highly dissolved zinc concentrations, carbonate formed by CO2 absorption in the electrolyte, and varying KOH concentrations will be examined in detail.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Task 1.3: Gas diffusion layer development. The gas diffusion layer for air cathodes in alkaline medium is usually made of PTFE bonded carbon. In PEM fuel cells, hydrophobic treated carbon fiber paper or carbon cloth is usually used as the gas diffusion layer. Metal mesh has also been used in PEM fuel cells. Considering the cost and high corrosive environment of ZAFC, carbon fiber paper, carbon cloth or metal mesh may not be the best choice for this project. But knowledge obtained in the development of these types of gas diffusion layers, such as correlation of performance with porosity, pore size distribution and ratio of hydrophobic and hydrophilic pores, can be very helpful for this project. This task will focus the development of the PTFE bonded carbon or graphite as the gas diffusion layer. To fabricate the gas diffusion layer, a carbon/PTFE paste is usually made first. The paste is then forced through a pair of squeeze roller to form the gas diffusion layer with a thickness of about 1-2mm. The properties of the gas diffusion layer can strongly affect the performance of the air cathode. Parametric study will be carried out with variables including carbon or graphite types, particle size, PTFE content, porosity, and thickness of the gas diffusion layer to have the optimal structure of the gas diffusion layer to minimize the mass transport loss in order to achieve high performance. Other types of binders such as thermal setting resins may also be used. Re-enforcement of the gas diffusion layer by metal mesh, PTFE or polymer network may be tried, too.

We expect to develop a functional GDL that has the following characteristics.....Also, test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Task 1.4: Catalyst development. The task is the key of this phase. The catalyst not only strongly affects the performance of the cathode but also mainly determines the cost and lifetime of the cathode. The approaches that will be used to reduce the cost of catalyst are to design more effective catalysts based on fundamental knowledge of the electrochemical reactions at the catalyst surface. Cathode fabrication techniques that can effectively increase the catalyst utilization are also key to cost reduction.

The oxygen reduction reaction (ORR) is a very slow process. In alkaline medium ORR proceeds by two pathways: a direct four electron reduction of O2 yielding H2O and two-electron reduction of O2 through intermediate H2O2 to form final product H2O. The peroxide can accelerate carbon degradation and decrease the efficiency of ORR. Therefore the preferred cathode catalysts are those that favor the direct four-electron reduction of O2.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Literature shows that in alkali electrolyte (20-40%) the transition metal oxides with perovskite or pyrochlore structure have high activity for ORR. Also they have enough stability in the alkali solutions. One of the popular oxide catalysts for ZAFC is the beta gamma-manganese dioxide. A cathode that comprises a compressed mixture of discrete particles of gamma manganese dioxide and carbon powder together with polytetrafluoroethylene having a composition of 22% gamma-manganese dioxide, 52% carbon, and 26% Teflon was tested in a ZAFC and demonstrated performance of 430mA at 1V.

The spinel oxides Ni0.3CO2.7O4 and Cu1.4Mn1.7O4 are also very active for ORR in alkaline medium. Use of conducting polymer polypyrrole (PPy) can increase the durability. The oxide nanoparticles in the PPy(Ox) layer are electrochemically stable at high pH. A similar oxide CoFe2O4 dispersed in the matrix of an electronically conducting polymer PPy have high stability and high ORR activity in a wide range of pH. Another perovskite-type oxide lanthanum manganite (LaMnO3+x)fabricated by a reverse micelle method (particle size 3 nm) has high ORR activity, too.

The other perspective group non-noble ORR catalysts of transition metals (Co, Fe, Ni, Cu, Mn) are the pyrolyzed macrocyclic compounds (porphyrines, phthalocyanines , tetraazaannulene). This type of catalyst shows extremely high ORR activity.

In this task, a list of possible ORR catalysts and their performance will first be collected from literature followed by a down-selection of the most possible candidate catalysts for this project. Then the candidate catalysts will be evaluated in a half-electrochemical cell. ORR reactions on these catalysts will be studied. Open circuit potential, Tafel slope, exchange current, activation energy will be recorded for each of the catalysts. Comparison of these catalysts based on the measurement results will be made and further down-selection to two to three catalysts will be made. The selected catalysts will be applied onto the gas diffusion layer developed and the performance of the resulted cathodes will be evaluated.

Formation of Hydrogen Peroxide in the oxygen reduction process can significantly affect the durability of the cathode. A rotating ring-disc electrode will be used to study the concentration of hydrogen peroxide formed during the oxygen reduction process when different catalysts are tested. The rotating ring-disc electrode will also be used to study catalysts with radical scavengers, such as MnO2.

Another part of this task is to study the catalyst support including type of support and particle size of the support. Catalyst particle size will be highly important in this task.

Test plans will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Based on the knowledge obtained, a new catalyst formula will be developed, which possibly include electron transfer promoters such as transition metals, catalyst stabilizers such as oxides or chelates and radical scavengers.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Task 1.5: Cathode fabrication. In this task, catalyst application techniques will be explored. Common catalyst coating techniques like spray, screen-printing and knife-coating will be tried first. Coating technique and catalyst structure will be studied. PTFE will be used as catalyst binder first. Other types of binders will be tried depending on needs. Catalyst ink formulation will be also be done in this task.

Other catalyst application techniques like tape casting, Reactive Spray Deposition and Spray Pyrolysis that developed in IFCI may be explored.

We expect to develop a functional air cathode that has the following characteristics.....Test plans will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Task 1.6: Performance tests. The developed cathode will be assembled into a single ZAFC. Performance tests will be carried out in a similar environment of Power Air's ZAFC. Diagnostic testing will also be carried to study the ORR kinetics, Ohmic resistance of the electrode and the mass transport properties.

We expect to validate the air cathode that was developed in sections 1.3, 1.4, and 1.5. Test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Phase 2: Performance optimization, durability study and development of fabrication procedure (12 months)

In this phase, performance optimization of the cathode developed in phase 1 will be carried out through optimizing the structure of the cathode. Durability study will be performed and fabrication procedure suitable for mass production will be explored. A cathode with performance higher than commercial available cathodes and lifetime more than 1500 hours is expected at the end of this phase.

Task 2.1: Performance optimization. In this task, performance loss analysis will be carried out first based on polarization curves and ac impedance spectra. Additional measurements such as BET surface area measurements, electrochemical surface area measurements, porosity measurements, conductivity measurements and gas transport measurements may be conducted to help the analysis. Key factors that affect the performance, such as kinetics, mass transport or ohmic resistance will be analyzed and correlated to structure. Modification of the electrode structure will then be carried out accordingly. The performance of the modified electrode will be evaluated again. The procedure may need to be repeated to achieve satisfied performance.

Test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Task 2.2: Durability study. Durability tests of single cells with the developed cathodes will be carried out at "real life" conditions. At least one cell will be tested up to 1500 hours. For other cells 200-hour test may be conducted and degradation rate will be used to evaluate the total performance drop at 1500 hours. In-situ diagnosis during the life tests and post-life analysis will be carried out to assist understanding of the major failure modes failure mechanisms. Weakness of component material and structure will be identified and replaced. Performance and durability of the modified cathode will be evaluated again. The procedure may need to be repeated to achieve satisfied performance.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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It is known that concentration of KOH, zincate and carbonate has dramatic effect on the lifetime of the cathode. These effects will be studied in an electrochemical cell to identify the underlying mechanism and from there suitable structural modifications of the cathode can be proposed in order to prolong the lifetime. Tolerance of carbonate will be proposed for filter design.

Test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Task 2.3: Development of fabrication procedure. This task includes paste formulation for the gas diffusion layer, fabrication of gas diffusion layer, catalyst ink formulation and catalyst application technique. The procedure should be low-cost and suitable for mass production. For gas diffusion layer fabrication, squeeze roller will be tried. For catalyst application, knife-coating is preferred. Other known industry coating technologies may be explored.

We expect to validate the air cathode that was developed in sections 2.1, 2.2, and 2.3. Test reports will be written. These reports will include the procedures used to gather the data as well as all observations and conclusions.

Project Schedule

It is proposed that this project shall commence by July 1, 2007. The anticipated duration of the combined project phases is 24 months. All reasonable efforts shall be made to complete each phase within the scheduled duration. In the event that it becomes evident that some phase of the project may not be completed within the scheduled duration, each party should inform the other.

Phase 1 schedule

Tasks	Description	Schedule (month)												Resources (hour)
		1	2	3	4	5	6	7	8	9	10	11	12
1.1	Analysis of prior arts													HW(20), RY(150), VN(150), AT(40), GR(20)
1.2	Analysis of commercial cathodes													HW(100), RY(488), VN(600), RM(320), AT(100), GR(50)
1.3	Gas diffusion layer development													HW(100), RY(300), New1(1880)
1.4	Catalyst development													HW(100), RY(200), VN(1130), GR(306)
1.5	Cathode fabrication													HW(30), RY(200), New2(1880), AT(118)
1.6	Performance tests													HW(18), RY(102), RM(1560), AT(118)

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Phase 2 schedule

Tasks	Description	Schedule (month)												Resources (hour)
		1	2	3	4	5	6	7	8	9	10	11	12
2.1	Performance optimization													HW(100), RY(500), VN(800), New1(800), New2(280), RM(630), AT(200), GR(200)
2.2	Durability study													HW(100), RY(500), VN(800), New1(280), New2(800), RM(630), AT(88), GR(88)
2.3	Fabrication procedure													HW(88), RY(152), VN(280), New1(800), New2(800), RM(620), AT(88), GR(88)

In the above table 1440 working hours/year is equivalent to a full time employee for NRC employees. 1880 working hours/year, 2080 hours minus 80 hour statutory holyday hours and 120 vacation hours, is used for a full time employee for Power Air employees.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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5.          DELIVERABLES AND RESPONSIBILITIES

Responsibilities

Responsibilities of NRC-IFCI
Name	Position	Responsibilities	% of FTE
Haijiang Wang	SRO	Project manager and principal investigator	23
Riny Yuan	RA	Technical leader and principal investigator	90
IFCI		IFCI will provide some equipment and facilities for this project

Responsibilities of Power Air
Name	Position	Responsibilities	% of FTE
Vladimir Neburchilov	RA	Catalyst development	100
New Hiring 1	PDF	GDL development	100
New Hiring 2	PDF	Cathode fabrication and characterization	100
Andy Turnbull	VP Engineering	Project Director, tech/prod interface	20
Greg Roberts	Chemical Engineer	Project Manager	20
Ryan McKay	Junior Engineer	Lab Technicians, cell assembling and testing	100
Power Air		Power Air will provide some commercial cathode and testing facilities for this project

Deliverables

1)        Phase reports

Written reports shall be issued at the end of each phase. The report shall address the technical objectives of the phase and contain all the findings such as materials, material properties, and manufacturing methods. Concepts and recommendations will be made where appropriate for production scale-up of the cathode design. Reports shall be delivered within 14 days of the end of the phase.

2)        Project report

The project report shall be a compilation of the phase reports and include a project summary with achievements and recommendations. Report shall be delivered within 30 days of end of project.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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6.          ESTIMATED COSTS

Estimated costs (24 months):

NRC          PowerAir

time dedicated    Charge-out

        LABOUR        (hours)       rate ($/hour)        NRC total ($)        PAC total ($)

	NRC			Power Air
LABOUR	time dedicated (hours)	Charge-out rate ($/hour)	NRC total ($)	PAC total ($)
Haijiang Wang (SRO)	656.00	170.00	111,520.00
Riny Yuan (RA)	2,592.00	105.00	272,160.00
Vladimir Neburchilov (RA)				150,000.00
New hiring 1 (PDF)				150,000.00
New hiring 2 (PDF)				150,000.00
Andy Turnbull				108,000.00
Greg Roberts				103,000.00
Ryan Mckay				113,000.00
TOTAL LABOUR			383,680.00	774,000.00
Material & engineering work			40,000.00	35,500.00
Equipment/Facility Travel			30,000.00 10,000.00	30,000.00 12,000.00

TOTAL COST CASH CONTRIBUTION			463,680.00 -256,840.00	851,500.00 256,840.00
					TOTAL PROJECT VALUE ($)
TOTAL CONTRIBUTION			206,840.00	1,108,340.00	1,315,180.00
%			15.73	84.27	100.00

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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Estimated cost to NRC for each phase:
Cost	Phase 1-cathode development	Phase 2-optimization, durability and fabrication procedure
Labor	$213,760	$169,920
Facility	$15,000	$15,000
Material	$10,000	$10,000
Engineering work	$10,000	$10,000
Travel	$5,000	$5,000
Cash	-$139,380	-$117,460
Total	$114,380	$92,460

In this collaboration project NRC charges collaborator 50% of labor cost and 50% of equipment and facility cost, and 100% of other expenses. Therefore NRC will charge Power Air $139,380 for phase 1 and $117,460 for phase 2. NRC will provide in-kind contributions of $114,380 and $92,460 to the project for phase 1 and phase 2, respectively.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

________________________________________________________________________________________________________________________________________

7.          PROJECT MANAGEMENT/POINTS OF CONTACT
	Contact	Telephone	Facsimile
Project Manager (NRC-IFCI)	Haijiang Want	604-221-3038	604-221-3001
Project Manager (Power Air)	Greg Roberts	925-960-8777	925-960-9197

NRC and Power Air managers will ensure that the project remains within scope as specified herein. Scope changes will be mutually agreed upon and written amendments shall be made to the agreement.

Project managers shall be responsible to direct the project. This direction shall include, but not be limited to, project objectives, assignment of resources, project documentation, and changes.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

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8.          COMMUNICATION PLAN

Project meetings will be held every two weeks.

At the completion of phases 1, a review / decision event shall occur. This event shall be conducted jointly between NRC and Power Air after the submission of the report for that phase, but before the next phase begins. The purpose of the review / decision event is to ensure that the following phase has logical and obtainable objectives based on the results of the preceding phase. In the event that Power Air determines that the objectives of the next phase are not logical or obtainable, the resources for that phase shall be reallocated.

Unencumbered two-way communication is vital to maintaining the critical path of the project and the resulting success of the project. Bi-weekly project meetings shall be scheduled at NRC, between Power Air and NRC Project Manager.

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada Institute for Fuel Cell Innovation	Conseil national de recherches Canada Institut d'innovation en piles à Combustible
Statement of Work and Deliverables NRC IFCI - Power Air Joint Research Project

________________________________________________________________________________________________________________________________________

9.          SUMMARY OF FINANCIALS

	NRC-IFCI Contribution ($)	Power Air Contribution ($)	Total Project Value ($)
Labour	383,680	774,000
Material & engineering work	40,000	35,500
Equipment/Facility	30,000	30,000
Travel	10,000	12,000
Total	463,680	851,500
Cash contribution	-256,840	256,840
Total	206,840	1,108,340	1,315,180

This document contains confidential information that is proprietary to National Research Council. The use and disclosure of this information is governed by the terms within the Agreement for R&D Collaboration between the collaborator, and the National Research Council.

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National Research Council Canada	Conseil national de recherches Canada	ANNEX GC

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ANNEX GC: GENERAL CONDITIONS
GC-1

INTERPRETATION OF AGREEMENT: This Agreement represents the entire understanding between the parties as of the effective date hereof. This Agreement supersedes all prior communications, negotiations and agreements concerning the Project. No amendment or waiver of terms in this Agreement, including the annexes thereto, is effective unless it is in writing, signed by all Parties. In case of inconsistency between the STATEMENT OF WORK AND DELIVERABLES and the rest of this Agreement, the rest of this Agreement prevails. No forbearance by a Party implies any broader, continuing, or future forbearance. If a court finds part of this Agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This Agreement does not create a relationship of agency, employment, partnership, or joint venture.

GC-2

ASSIGNMENT: For greater certainty, the parties agree that this is not an assignment of ownership of copyright or of patent rights, but merely a license. This Agreement shall not be construed as creating the relationship of principal and agent, employer and employee, partnership, or joint venture. This Agreement, and any licence granted pursuant to it, is personal to the Parties, so that neither its assignment, nor its assumption by a corporation formed by amalgamation of Party with a third party, is valid except by written consent of all Parties, which consent shall not be unreasonably withheld.

GC-3

EXCLUSION OF CERTAIN LIABILITY: No Party may allege liability in tort arising out of this Agreement or relating to the Project. Claims based on contractual liability are actionable, but not for failure or delay in performance caused by circumstances beyond the reasonable control of the defending Party, nor for incorrectness or inaccuracy of data supplied, advice given, or opinions expressed. No claim may be made for indirect, consequential, or incidental damages.

GC-4

LIMITED WARRANTIES: Each Party warrants that it will conduct the Project work in a professional manner conforming to generally accepted practices for scientific research and development. However, because of the nature of such work, no specific result is promised.

4.1

The Parties will not include in the deliverables, without so stating, any technical information the use of which is known by a Party (in the case of NRC, limited to within the Participating Institute) to infringe the rights of others. However, no Party warrants that technical information conveyed in the deliverables does not infringe the rights of third parties under a present or future patent.

4.2

No Party warrants the validity of patents under which rights may be granted pursuant to this Agreement, or makes any representation as to the scope of patents or those inventions may be exploited without infringing the rights of others.

GC-5

VISITS. Each Party will permit visits by another Party's employees on the premises where work on the Project is conducted, if relevant to the Project and not likely to interfere with regular operations. Employees of the other Party who work at NRC must personally sign an agreement waiving any right to sue NRC for injuries.

GC-6	TERMINATION OF AGREEMENT FOR CONVENIENCE: Each Party may terminate this Agreement for convenience, at any time, upon sixty (60) days' written notice. Upon termination for convenience:
	(a)	each Party shall pay the other Party any costs pre-dating the effective date of the termination that were intended to be reimbursable under this Agreement;
	(b)	the terminating Party shall also pay the other Party any costs that result directly from the cancellation of obligations and from uncancellable obligations;
	(c)	any licence or option granted under this Agreement to the terminating Party is also terminated;

National Research Council Canada	Conseil national de recherches Canada	ANNEX GC

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(d)

confidentiality obligations of each Party regarding the information that is part of its Arising IP are terminated, both Parties continuing to be bound by all other confidentiality obligations under this Agreement.

GC-7	TERMINATION OF AGREEMENT FOR CAUSE. This Agreement may be terminated for cause as follows:
	(a)	by either Party if the other Party breaches any provision of this Agreement and fails to cure the breach within thirty (30)days after receipt of written notice of default;
(b)

NRC may terminate this Agreement forthwith if the Collaborator becomes bankrupt, or insolvent, or has a receiver appointed to continue its operations, or passes a resolution for winding up, or takes the benefit of any statute relating to bankrupt or continue its operations, or passes a resolution for winding up, or takes the benefit of any statute relating to bankrupt or insolvent debtors or the orderly payment of debts;

	(c)	upon termination for cause:
		(i)	each Party shall pay the other Party any costs pre-dating the effective date of the termination that were intended to be reimbursable under this Agreement;
		(ii)	the defaulting Party shall also pay the terminating Party any incurred costs that result directly from the cancellation of obligations and from uncancellable obligations;
		(iii)	any licence or option granted under this Agreement to the defaulting Party is terminated;
(iv)

confidentiality obligations of each Party regarding the information that is part of its Arising IP are terminated, both Parties continuing to be bound by all other confidentiality obligations under this Agreement.

GC-8

NOTICES: Any notice related to this Agreement, including a notice of change of address, must be sent to the addresses stated at the beginning of this Agreement, either by registered mail, which is deemed to be effective notice five days after mailing, or by courier or facsimile, which are effective notices only when acknowledged by a courier's delivery receipt or by a specific non-automatic return facsimile transmission.

GC-9

CONDITIONS: It is a condition of this Agreement that if there is any research work in the Project involving human subjects, human tissues, laboratory animals, or animal tissues, it shall not proceed without prior approval of NRC's Human Subjects Research Ethics Committee or Animal Care Committee and shall not be conducted in contravention of the respective Committee's conditions of approval.

GC-10

SEVERANCE: If any provision in this Agreement is found, by a court or arbitration, to be wholly or partly invalid, illegal or unenforceable in any respect, the remainder of this Agreement shall remain enforceable and this Agreement shall be construed as if that provision had never existed. The request to initial each page is not a condition of this Agreement.

GC-11

WAIVER: Failure by a party to assert rights arising from any default under this Agreement does not constitute a waiver. No waiver shall be effective unless in writing and no written waiver shall operate as a waiver of any subsequent default.

GC-12

FORCE MAJEURE. Neither party shall be responsible or liable to the other for failure or delay the performance of this Agreement due to war, fire, accident or other casualty, labour disturbance, act of the public enemy, act of God, or any other contingency beyond that party's reasonable control. In the event of applicability of this paragraph, the party affected by such force majeure shall use its best efforts to eliminate, cure or overcome any such causes and resume performance of its obligations as soon as possible., and supersedes all prior communications, negotiations and agreements, written or oral, concerning the NRC Technology.

National Research Council Canada	Conseil national de recherches Canada	ANNEX GC

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GC-13

DISPUTE RESOLUTION: Disputes concerning this Agreement shall not be litigated. All disputes arising in connection with this Agreement which cannot be resolved through negotiations to the mutual satisfaction of both Parties within thirty (30) days, or such longer period as may be mutually agreed upon, may be submitted by either Party to arbitration in accordance with the Commercial Arbitration Act of Canada, R.S.C., 1985, c. 17 (2nd Supp.), as amended, and shall be subject to the following:

	(a)	The Party requesting such arbitration shall do so by written notice to the other Party.
(b)

The arbitration shall take place in Vancouver, BC before a single arbitrator to be chosen jointly by the Parties. Failing agreement of the Parties on a single arbitrator within thirty (30) days of such notice requesting arbitration, either Party may apply to a judge of the British Columbia Court for the appointment of a single arbitrator.

(c)

Each Party shall pay its own costs and an equal share of all of the costs of the arbitration and the fees of the arbitrator, except for the exceptional circumstance in which an arbitral award may require the payment of all costs by a Party who has brought a plainly frivolous dispute.

(d)

The arbitrator shall issue a written decision as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator's control. The decision shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction.

	(e)	The decision shall be final and binding on the Parties in accordance with the Commercial Arbitration Act of Canada.

Neither Party may request arbitration in respect of a breach of this Agreement after the fourth anniversary of the day on which the requesting Party first discovered that breach, unless the other Party has agreed in writing to extend the period.

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